Exhibit 99.1

CNH Industrial N.V. Reports Fourth Quarter and Full Year 2024 Results
Fourth quarter consolidated revenues declined 28%; full year consolidated revenues declined 20% on lower industry demand for Agriculture and Construction equipment
Fourth quarter net income of $176 million; full year net income of $1,259 million
Full year diluted EPS at $0.99; adjusted diluted EPS at $1.05
Results reflect channel destocking and continued execution of cost savings initiatives
Basildon, UK - February 4, 2025 - CNH Industrial N.V. (NYSE: CNH) today reported results for the three months and twelve months ended December 31, 2024, with Q4 2024 net income of $176 million and diluted earnings per share of $0.14, compared with net income of $583 million and diluted earnings per share of $0.44 in Q4 2023(1). Consolidated revenues were $4.88 billion in the quarter (down 28% compared to Q4 2023) and Net sales of Industrial Activities were $4.13 billion (down 31% compared to Q4 2023). Net cash provided by operating activities was $1,692 million, and Industrial Free Cash Flow was $848 million in Q4 2024.
Full year 2024 consolidated revenues were $19.84 billion, down 20% year-over-year, with Net sales of Industrial Activities at $17.06 billion, down 23%. Full year net income was $1,259 million compared to 2023(1) net income of $2,287 million. Full year diluted earnings per share was $0.99 compared to $1.69 in 2023(1). Adjusted net income was $1,339 million compared to $2,217 million in 2023, with adjusted diluted earnings per share of $1.05 compared to $1.63 in 2023(1). Full year net cash provided by operating activities was $1,968 million and Industrial Free Cash Flow absorption was $401 million.

“I applaud the CNH team’s dedication to achieve the tasks we gave ourselves to close 2024. As intended, Agriculture dealer inventory went down in Q4 by over $700 million due to focused retail sales support and 34% fewer production hours. Our proactive and ongoing efforts to align our business structure with the current industry environment have allowed us to deliver our products with reasonable margin erosion. The challenging market conditions will continue at least through the first half of 2025, and we will keep production levels fairly low by design to drive channel inventory down further. I am confident that our continuing efforts to simplify, streamline, and raise the quality of our operations prepare us well for the regional cycle dynamics ahead.”
Gerrit Marx, Chief Executive Officer

2024 Fourth Quarter Results
(all amounts $ million, comparison vs Q4 2023 - unless otherwise stated)
Please note that in this and in the following tables and commentary, prior periods have been revised to reflect an immaterial correction to the financial statements. See note 1 for further details.

US-GAAP
	Q4 2024	Q4 2023(1)	Change	Change at c.c.(2)
Consolidated revenues	4,876	6,792	(28)%	(26)%
of which Net sales of Industrial Activities	4,129	6,018	(31)%	(30)%
Net income	176	583	(70)%
Diluted EPS $	0.14	0.44	(0.30)
Cash flow provided (used) by operating activities	1,692	1,515	+177
Cash and cash equivalents(3)	3,191	4,322	(1,131)
Gross profit margin of Industrial Activities	19.5%	21.8%	(230) bps

NON-GAAP(4)
	Q4 2024	Q4 2023(1)	Change
Adjusted EBIT of Industrial Activities	194	662	(71)%
Adjusted EBIT margin of Industrial Activities	4.7%	11.0%	(630) bps
Adjusted net income	196	523	(63)%
Adjusted diluted EPS $	0.15	0.39	(0.24)
Free cash flow of Industrial Activities	848	1,630	(782)

The decline in net sales of Industrial Activities was mainly due to lower shipment volumes on decreased industry demand and dealer destocking.
In Q4 2024, adjusted net income was $196 million with adjusted diluted earnings per share of $0.15. In comparison, in Q4 2023, CNH reported adjusted net income of $523 million and adjusted diluted earnings per share of $0.39.
Reported income tax expense was $89 million for the fourth quarter of 2024 ($58 million in Q4 2023), including the combined impact from the derecognition of deferred tax assets in Argentina and the recognition of deferred tax assets in China, with an effective tax rate (ETR) of 36.9% (10.1% in Q4 2023). The adjusted ETR(4) was 34.1% (27.1% in Q4 2023).
Cash flow provided by operating activities in the quarter was $1,692 million ($1,515 million in Q4 2023). Free cash flow of Industrial Activities was $848 million. Consolidated debt was $27 billion as of December 31, 2024 ($27 billion at December 31, 2023).

Agriculture
	Q4 2024	Q4 2023(1)	Change	Change at c.c.(2)
Net sales ($ million)	3,411	4,947	(31)%	(30)%
Gross profit margin	20.6%	23.3%	(270) bps
Adjusted EBIT ($ million)	244	635	(62)%
Adjusted EBIT margin	7.2%	12.8%	(560) bps
In North America, industry volume was down 34% year-over-year in Q4 2024 for tractors over 140 HP and was down 10% for tractors under 140 HP; combines were down 33%. In Europe, Middle East and Africa (EMEA), tractor and combine demand was down 6% and 31%, respectively, of which Europe tractor and combine demand was down 8% and 11%, respectively. South America tractor demand was down 5% and combine demand was down 21%. Asia Pacific tractor demand was up 10%, and combine demand was down 1%.
Agriculture net sales decreased for the quarter by 31% to $3.4 billion primarily due to lower shipment volumes on decreased industry demand across all regions and dealer destocking.
Adjusted EBIT decreased to $244 million ($635 million in Q4 2023), primarily due to lower shipment volumes, partially offset by a continued reduction in SG&A expenses. R&D investments accounted for 6.2% of net sales (5.0% in Q4 2023). Adjusted EBIT margin was 7.2% (12.8% in Q4 2023).

Construction
	Q4 2024	Q4 2023	Change	Change at c.c.(2)
Net sales ($ million)	718	1,071	(33)%	(31)%
Gross profit margin	14.8%	14.8%	— bps
Adjusted EBIT ($ million)	18	62	(71)%
Adjusted EBIT margin	2.5%	5.8%	(330) bps
Global industry volume for construction equipment increased 9% year-over-year in Q4 2024 for Heavy construction equipment; Light construction equipment was down 4%. Aggregated demand was flat in North America, decreased 11% in EMEA, and increased 14% in South America and 8% in Asia Pacific.
Construction net sales decreased for the quarter by 33% to $718 million, due to lower shipment volumes and mix driven by the market decline and dealer destocking, mainly in North America.
Adjusted EBIT decreased to $18 million ($62 million in Q4 2023), as a result of lower shipment volumes and product mix, unfavorable price realization mainly in North America and South America, partially offset by lower production costs and SG&A expenses. Adjusted EBIT margin was 2.5% (5.8% in Q4 2023).

Financial Services
	Q4 2024	Q4 2023	Change	Change at c.c.(2)
Revenues ($ million)	743	768	(3)%	+1%
Net income ($ million)	92	113	(19)%
Equity at quarter-end ($ million)	2,745	2,789	(44)
Retail loan originations ($ million)	3,216	3,412	(196)
Financial Services revenues decreased by 3% as a result of lower equipment sales related to decreased operating lease maturities, and the negative impact from currency translation, partially offset by higher average portfolio balances in all regions (except EMEA) and higher base rates in South America.
Net income was $92 million in the fourth quarter of 2024, a decrease of $21 million compared to the same quarter of 2023, primarily due to increased risk costs in North America and South America, lower recoveries on used equipment sales, partially offset by favorable volumes in all regions except EMEA. In addition, the net income for the quarter is affected by the derecognition of certain tax assets in Argentina ($35 million).
The managed portfolio (including unconsolidated joint ventures) was $27.8 billion as of December 31, 2024 (of which retail was 68% and wholesale 32%), down $1.1 billion compared to December 31, 2023 (up $1.0 billion on a constant currency basis).
At December 31, 2024, the receivable balance greater than 30 days past due as a percentage of receivables was down sequentially to 1.9%, however it was elevated from prior year (1.4% as of December 31, 2023), due to economic and environmental factors impacting farmers, specifically in South America.

Results for the Full Year 2024
(all amounts $ million, comparison vs FY 2023 - unless otherwise stated)

US-GAAP
	FY 2024	FY 2023(1)	Change	Change at c.c.(2)
Consolidated revenues	19,836	24,687	(20)%	(19)%
of which Net sales of Industrial Activities	17,060	22,080	(23)%	(22)%
Net income	1,259	2,287	(45)%
Diluted EPS $	0.99	1.69	(0.70)
Cash flow provided (used) by operating activities	1,968	907	+1,061
Cash and cash equivalents(3)	3,191	4,322	(1,131)
Gross profit margin of Industrial Activities	21.7%	23.7%	(200) bps

NON-GAAP(4)
	FY 2024	FY 2023(1)	Change
Adjusted EBIT of Industrial Activities	1,404	2,634	(47)%
Adjusted EBIT margin of Industrial Activities	8.2%	11.9%	(370) bps
Adjusted net income	1,339	2,217	(40)%
Adjusted diluted EPS $	1.05	1.63	(0.58)
Free cash flow of Industrial Activities	(401)	1,216	(1,617)

Agriculture
	FY 2024	FY 2023(1)	Change	Change at c.c.(2)
Net sales	14,007	18,148	(23)%	(22)%
Gross profit margin	22.9%	25.5%	(260) bps
Adjusted EBIT	1,470	2,636	(44)%
Adjusted EBIT margin	10.5%	14.5%	(400) bps

Construction
	FY 2024	FY 2023	Change	Change at c.c.(2)
Net sales	3,053	3,932	(22)%	(21)%
Gross profit margin	16.3%	15.6%	+70 bps
Adjusted EBIT	169	238	(29)%
Adjusted EBIT margin	5.5%	6.1%	(60) bps

Financial Services
	FY 2024	FY 2023	Change	Change at c.c.(2)
Revenues	2,774	2,573	+8%	+10%
Net income	379	371	+2%

2025 Outlook
The Company forecasts that 2025 global industry retail sales will be lower in both the agriculture and construction equipment markets when compared to 2024. In addition, CNH is focused on driving down excess channel inventory primarily by producing fewer units than the retail demand level. Therefore, 2025 net sales will be lower than in 2024.

The lower production and sales levels will negatively impact our segment margin results. However, the Company’s past and ongoing efforts to reduce its operating costs will partially mitigate the margin erosion. CNH is continuing to focus on reducing product costs through lean manufacturing principles and strategic sourcing. The Company will also carefully manage its SG&A and R&D expenses accordingly.
Consequently, the Company is providing the following 2025 outlook:
•Agriculture segment net sales(6) down between 13% and 18% year-over-year, including currency translation effects
•Agriculture segment adjusted EBIT margin between 8.5% and 9.5%
•Construction segment net sales(6) down between 5% and 10% year-over-year, including currency translation effects
•Free Cash Flow of Industrial Activities(7) between $200 million and $500 million
•Adjusted diluted EPS(7) between $0.65 to $0.75

Notes
CNH reports quarterly and annual consolidated financial results under U.S. GAAP and annual consolidated financial results under EU-IFRS. The tables and discussion related to the financial results of the Company and its segments shown in this press release are prepared in accordance with U.S. GAAP.
1.In connection with the preparation of our condensed consolidated financial statements for the three months ended September 30, 2024, we had revised prior periods’ results to reflect an immaterial correction for the accounting treatment related to highly inflationary accounting for our unconsolidated affiliate in Türkiye. CNH owns 37.5% of TürkTraktör ve Ziraat Makineleri A.S. (TTRAK.IS) and accounts for its ownership stake under the equity method. The functional currency of Türkiye-based TürkTraktör is the Turkish lira, and the Türkiye economy was deemed highly inflationary in 2022. CNH has determined that its translation criteria from Turkish lira into CNH’s functional currency of U.S. dollars resulted in an overstatement of CNH’s Equity in income of unconsolidated subsidiaries and affiliates by $96 million in 2023 and by $67 million in the first half of 2024. We have revised our GAAP and Non-GAAP results for all prior periods presented herein. See the supplemental financial information section below for a reconciliation of adjustments to prior reported results.
2.c.c. means at constant currency.
3.Comparison vs. December 31, 2023.
4.This item is a non-GAAP financial measure. Refer to the “Non-GAAP Financial Information” section of this press release for information regarding non-GAAP financial measures. Refer to the specific table in the “Other Supplemental Financial Information” section of this press release for the reconciliation between the non-GAAP financial measure and the most comparable GAAP financial measure.
5.Certain financial information in this report has been presented by geographic area. Our geographical regions are: (a) North America; (b) Europe, Middle East and Africa (“EMEA”); (c) South America and (d) Asia Pacific. The geographic designations have the following meanings:
a.North America: United States, Canada, and Mexico;
b.Europe, Middle East, and Africa: member countries of the European Union, European Free Trade Association, the United Kingdom, Ukraine and Balkans, Russia, Türkiye, Uzbekistan, Pakistan, the African continent, and the Middle East;
c.South America: Central and South America, and the Caribbean Islands; and
d.Asia Pacific: Continental Asia (including the India subcontinent), Indonesia and Oceania.
6.Net sales reflecting the exchange rate of 1.04 EUR/USD.
7.The Company is unable to provide this reconciliation without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence, the financial impact, and the periods in which the adjustments may be recognized. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Non-GAAP Financial Information
CNH monitors its operations through the use of several non-GAAP financial measures. CNH’s management believes that these non-GAAP financial measures provide useful and relevant information regarding its operating results and enhance the readers’ ability to assess CNH’s financial performance and financial position. Management uses these non-GAAP measures to identify operational trends, as well as make decisions regarding future spending, resource allocations and other operational decisions as they provide additional transparency with respect to our core operations. These non-GAAP financial measures have no standardized meaning under U.S. GAAP and are unlikely to be comparable to other similarly titled measures used by other companies and are not intended to be substitutes for measures of financial performance and financial position as prepared in accordance with U.S. GAAP.
CNH’s non-GAAP financial measures are defined as follows:
•Adjusted EBIT of Industrial Activities under U.S. GAAP is defined as net income (loss) before the following items: Income taxes, Financial Services’ results, Industrial Activities’ interest expenses, net, foreign exchange gains/losses, finance and non-service component of pension and other post-employment benefit costs, restructuring expenses, and certain non-recurring items. In particular, non-recurring items are specifically disclosed items that management considers rare or discrete events that are infrequent in nature and not reflective of on-going operational activities.
•Adjusted EBIT Margin of Industrial Activities: is computed by dividing Adjusted EBIT of Industrial Activities by Net Sales of Industrial Activities.
•Adjusted Net Income (Loss): is defined as net income (loss), less restructuring charges and non-recurring items, after tax.

•Adjusted Diluted EPS: is computed by dividing Adjusted Net Income (loss) attributable to CNH Industrial N.V. by a weighted-average number of common shares outstanding during the period that takes into consideration potential common shares outstanding deriving from the CNH share-based payment awards, when inclusion is not anti-dilutive. When we provide guidance for adjusted diluted EPS, we do not provide guidance on an earnings per share basis because the GAAP measure will include potentially significant items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end.
•Adjusted Income Tax (Expense) Benefit: is defined as income taxes less the tax effect of restructuring expenses and non-recurring items, and non-recurring tax charges or benefits.
•Adjusted Effective Tax Rate (Adjusted ETR): is computed by dividing a) adjusted income taxes by b) income (loss) before income taxes and equity in income of unconsolidated subsidiaries and affiliates, less restructuring expenses and non-recurring items.
•Net Cash (Debt) and Net Cash (Debt) of Industrial Activities: Net Cash (Debt) is defined as total debt less intersegment notes receivable, cash and cash equivalents, restricted cash, other current financial assets (primarily current securities, short-term deposits and investments towards high-credit rating counterparties) and derivative hedging debt. CNH provides the reconciliation of Net Cash (Debt) to Total (Debt), which is the most directly comparable measure included in the consolidated balance sheets. Due to different sources of cash flows used for the repayment of the debt between Industrial Activities and Financial Services (by cash from operations for Industrial Activities and by collection of financing receivables for Financial Services), management separately evaluates the cash flow performance of Industrial Activities using Net Cash (Debt) of Industrial Activities.
•Free Cash Flow of Industrial Activities (or Industrial Free Cash Flow): refers to Industrial Activities only, and is computed as consolidated cash flow from operating activities less: cash flow from operating activities of Financial Services; investments of Industrial Activities in assets sold under operating leases, property, plant and equipment and intangible assets; change in derivatives hedging debt of Industrial Activities; as well as other changes and intersegment eliminations.
•Change excl. FX or Constant Currency: CNH discusses the fluctuations in revenues on a constant currency basis by applying the prior year average exchange rates to current year’s revenues expressed in local currency in order to eliminate the impact of foreign exchange rate fluctuations.
The tables attached to this press release provide reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures.
Forward-looking Statements
All statements other than statements of historical fact contained in this press release including competitive strengths; business strategy; future financial position or operating results; budgets; projections with respect to revenue, income, earnings (or loss) per share, capital expenditures, dividends, liquidity, capital structure or other financial items; costs; and plans and objectives of management regarding operations and products, are forward-looking statements. Forward-looking statements also include statements regarding the future performance of CNH and its subsidiaries on a standalone basis. These statements may include terminology such as “may”, “will”, “expect”, “could”, “should”, “intend”, “estimate”, “anticipate”, “believe”, “outlook”, “continue”, “remain”, “on track”, “design”, “target”, “objective”, “goal”, “forecast”, “projection”, “prospects”, “plan”, or similar terminology. Forward-looking statements are not guarantees of future performance. Rather, they are based on current views and assumptions and involve known and unknown risks, uncertainties and other factors, many of which are outside our control and are difficult to predict. If any of these risks and uncertainties materialize (or they occur with a degree of severity that the Company is unable to predict) or other assumptions underlying any of the forward-looking statements prove to be incorrect, including any assumptions regarding strategic plans, the actual results or developments may differ materially from any future results or developments expressed or implied by the forward-looking statements.
Factors, risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others: economic conditions in each of our markets, including the significant uncertainty caused by geopolitical events; production and supply chain disruptions, including industry capacity constraints, material availability, and global logistics delays and constraints; the many interrelated factors that affect consumer confidence and worldwide demand for capital goods and capital goods-related products, changes in government policies regarding banking, monetary and fiscal policy; legislation, particularly pertaining to capital goods-related issues such as agriculture, the environment, debt relief and subsidy program policies, commerce and infrastructure development; government policies on international trade and investment, including sanctions and actions after recent U.S. elections in respect to global trade, tariffs, trade agreements, and the uncertainty of our ability to sell products internationally based on these actions and policies; actions of competitors in the various industries in which we compete; development and use of new technologies and technological difficulties; the interpretation of, or adoption of new, compliance requirements with respect to engine emissions, safety or other aspects of our products; labor relations; interest rates and currency exchange rates; inflation and deflation; energy prices; prices for agricultural commodities and material price increases; housing starts and other construction activity; our ability to obtain financing or to refinance existing debt; price pressure on new and used equipment; the resolution of pending litigation and investigations on a wide range of topics, including dealer and supplier litigation, intellectual property rights disputes, product warranty and defective product claims, and emissions and/or fuel economy regulatory and contractual issues; security breaches, cybersecurity attacks, technology failures, and other disruptions to the information technology infrastructure of CNH and its suppliers and dealers; security breaches with respect to our products; our pension plans and other post-employment obligations; political and civil unrest; volatility and deterioration of capital and financial markets, including pandemics (such as the COVID-19 pandemic), terrorist attacks in Europe and elsewhere; the remediation of a material weakness; our ability to realize the anticipated benefits from our business initiatives as part of our strategic plan, including targeted restructuring actions to optimize our cost structure and improve the efficiency of our operations; our failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures, strategic alliances or divestitures and other similar risks and uncertainties, and our success in managing the risks involved in the foregoing.
Forward-looking statements are based upon assumptions relating to the factors described in this press release, which are sometimes based upon estimates and data received from third parties. Such estimates and data are often revised. Actual results may differ materially from the forward-looking statements as a result of a number of risks and uncertainties, many of which are outside CNH's control. CNH expressly disclaims any intention or obligation to provide, update or revise any forward-looking statements in this announcement to reflect any change in expectations or any change in events, conditions or circumstances on which these forward-looking statements are based.
Further information concerning CNH, including factors that potentially could materially affect its financial results, is included in the Company's reports and filings with the U.S. Securities and Exchange Commission ("SEC").
All future written and oral forward-looking statements by CNH or persons acting on the behalf of CNH are expressly qualified in their entirety by the cautionary statements contained herein or referred to above.
Additional factors could cause actual results to differ from those expressed or implied by the forward-looking statements included in the Company’s filings with the SEC (including, but not limited to, the factors discussed in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q).
Conference Call and Webcast
Today, at 9:00 a.m. EST, management will hold a conference call to present fourth quarter and full year 2024 results to financial analysts and institutional investors. The call can be followed live online at bit.ly/CNH_Q4_2024 and a recording will be available later on the Company’s website www.cnh.com A presentation will be made available on the CNH website prior to the conference call.
CONTACTS
Media Inquiries – Laura Overall Tel +44 207 925 1964 or Rebecca Fabian Tel +1 312 515 2249
(Email mediarelations@cnh.com)

Investor Relations – Jason Omerza Tel +1 630 740 8079 or Federico Pavesi Tel +39 345 605 6218
(Email investor.relations@cnh.com)

CNH INDUSTRIAL N.V.
Consolidated Statements of Operations for the three months and years ended December 31, 2024 and 2023
(Unaudited, U.S. GAAP)

	Three Months Ended December 31,		Year Ended December 31,
($ million)	2024	2023	2024	2023
Revenues
Net sales	4,129	6,018	17,060	22,080
Finance, interest and other income	747	774	2,776	2,607
Total Revenues	4,876	6,792	19,836	24,687
Costs and Expenses
Cost of goods sold	3,323	4,705	13,350	16,838
Selling, general and administrative expenses	414	478	1,712	1,863
Research and development expenses	238	275	924	1,041
Restructuring expenses	24	59	118	67
Interest expense	421	404	1,611	1,345
Other, net	215	294	664	830
Total Costs and Expenses	4,635	6,215	18,379	21,984

Income (loss) of Consolidated Group before Income Taxes	241	577	1,457	2,703
Income tax (expense) benefit	(89)	(58)	(336)	(594)
Equity in income (loss) of unconsolidated subsidiaries and affiliates	24	64	138	178
Net Income (loss)	176	583	1,259	2,287
Net income attributable to noncontrolling interests	3	1	13	12
Net Income (loss) attributable to CNH Industrial N.V.	173	582	1,246	2,275

Earnings (loss) per share attributable to CNH Industrial N.V.
Basic	0.14	0.44	0.99	1.71
Diluted	0.14	0.44	0.99	1.69
Weighted average shares outstanding (in millions)
Basic	1,248	1,317	1,254	1,332
Diluted	1,253	1,334	1,260	1,350

Cash dividends declared per common share	—	—	0.470	0.396

These Consolidated Statements of Operations should be read in conjunction with the Company’s Audited Consolidated Financial Statements and Notes for the year ended December 31, 2023 included in the Annual Report on Form 10-K. These Consolidated Statements of Operations represent the consolidation of all CNH Industrial N.V. subsidiaries.

CNH INDUSTRIAL N.V.
Consolidated Balance Sheets as of December 31, 2024 and December 31, 2023
(Unaudited, U.S. GAAP)

($ million)	December 31, 2024	December 31, 2023
Assets
Cash and cash equivalents	3,191	4,322
Restricted cash	675	723
Financing receivables, net	23,085	24,249
Receivables from Iveco Group N.V.	168	380
Inventories, net	4,776	5,545
Property, plant and equipment, net and equipment under operating lease	3,402	3,330
Intangible assets, net	4,805	4,906
Other receivables and assets	2,831	2,812
Total Assets	42,933	46,267
Liabilities and Equity
Debt	26,882	27,326
Payables to Iveco Group N.V.	62	146
Other payables and liabilities	8,221	10,645
Total Liabilities	35,165	38,117
Redeemable noncontrolling interest	55	54
Equity	7,713	8,096
Total Liabilities and Equity	42,933	46,267

These Consolidated Balance Sheets should be read in conjunction with the Company’s Audited Consolidated Financial Statements and Notes for the year ended December 31, 2023 included in the Annual Report on Form 10-K. These Consolidated Balance Sheets represent the consolidation of all CNH Industrial N.V. subsidiaries.

CNH INDUSTRIAL N.V.
Consolidated Statement of Cash Flows for the years ended December 31, 2024 and 2023
(Unaudited, U.S. GAAP)

	Year Ended December 31,
($ million)	2024	2023
Cash Flows from Operating Activities
Net income (loss)	1,259	2,287
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization expense excluding assets under operating lease	417	377
Depreciation and amortization expense of assets under operating lease	188	187
(Gain) loss from disposal of assets	11	10
Undistributed (income) loss of unconsolidated subsidiaries	(11)	(115)
Other non-cash items	329	173
Changes in operating assets and liabilities:
Provisions	(204)	911
Deferred income taxes	(107)	(535)
Trade and financing receivables related to sales, net	1,015	(2,268)
Inventories, net	787	(259)
Trade payables	(1,186)	(157)
Other assets and liabilities	(530)	296
Net cash provided (used) by operating activities	1,968	907
Cash Flows from Investing Activities
Additions to retail receivables	(8,227)	(8,069)
Collections of retail receivables	6,459	5,824
Proceeds from sale of assets, net of assets sold under operating leases	1	16
Expenditures for property, plant and equipment and intangible assets, net of assets under operating lease	(536)	(644)
Expenditures for assets under operating lease	(650)	(551)
Other	181	(275)
Net cash provided (used) by investing activities	(2,772)	(3,699)
Cash Flows from Financing Activities
Net increase (decrease) in debt	1,242	3,788
Dividends paid	(607)	(538)
Other	(702)	(652)
Net cash provided (used) by financing activities	(67)	2,598
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(308)	110
Net increase (decrease) in cash, cash equivalents and restricted cash	(1,179)	(84)
Cash, cash equivalents and restricted cash, beginning of year	5,045	5,129
Cash, cash equivalents and restricted cash, end of period	3,866	5,045

These Consolidated Statements of Cash Flows should be read in conjunction with the Company’s Audited Consolidated Financial Statements and Notes for the year ended December 31, 2023 included in the Annual Report on Form 10-K. These Consolidated Statements of Cash Flows represent the consolidation of all CNH Industrial N.V. subsidiaries.

CNH INDUSTRIAL N.V.
Supplemental Statements of Operations for the Three Months Ended December 31, 2024 and 2023
(Unaudited, U.S. GAAP)

	Three Months Ended December 31, 2024					Three Months Ended December 31, 2023
($ million)	Industrial Activities(1)	Financial Services	Eliminations		Consolidated	Industrial Activities(1)	Financial Services	Eliminations		Consolidated
Revenues
Net sales	4,129	—	—		4,129	6,018	—	—		6,018
Finance, interest and other income	32	743	(28)	(2)	747	53	768	(47)	(2)	774
Total Revenues	4,161	743	(28)		4,876	6,071	768	(47)		6,792
Costs and Expenses
Cost of goods sold	3,323	—	—		3,323	4,705	—	—		4,705
Selling, general and administrative expenses	351	63	—		414	426	52	—		478
Research and development expenses	238	—	—		238	275	—	—		275
Restructuring expenses	24	—	—		24	57	2	—		59
Interest expense	70	379	(28)	(3)	421	93	358	(47)	(3)	404
Other, net	56	159	—		215	92	202	—		294
Total Costs and Expenses	4,062	601	(28)		4,635	5,648	614	(47)		6,215
Income (loss) of Consolidated Group before Income Taxes	99	142	—		241	423	154	—		577
Income tax (expense) benefit	(34)	(55)	—		(89)	(11)	(47)	—		(58)
Equity in income (loss) of unconsolidated subsidiaries and affiliates	19	5	—		24	58	6	—		64
Net Income (loss)	84	92	—		176	470	113	—		583
(1)    Industrial Activities represents the enterprise without Financial Services. Industrial Activities includes the Company’s Agriculture and Construction segments, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.
(2)     Elimination of Financial Services’ interest income earned from Industrial Activities.
(3)    Elimination of Industrial Activities’ interest expense to Financial Services.

CNH INDUSTRIAL N.V.
Supplemental Statements of Operations for the years ended December 31, 2024 and 2023
(Unaudited, U.S. GAAP)

	Year Ended December 31, 2024					Year Ended December 31, 2023
($ million)	Industrial Activities(1)	Financial Services	Eliminations		Consolidated	Industrial Activities(1)	Financial Services	Eliminations		Consolidated
Revenues
Net sales	17,060	—	—		17,060	22,080	—	—		22,080
Finance, interest and other income	130	2,774	(128)	(2)	2,776	206	2,573	(172)	(2)	2,607
Total Revenues	17,190	2,774	(128)		19,836	22,286	2,573	(172)		24,687
Costs and Expenses
Cost of goods sold	13,350	—	—		13,350	16,838	—	—		16,838
Selling, general and administrative expenses	1,380	332	—		1,712	1,645	218	—		1,863
Research and development expenses	924	—	—		924	1,041	—	—		1,041
Restructuring expenses	117	1	—		118	65	2	—		67
Interest expense	282	1,457	(128)	(3)	1,611	282	1,235	(172)	(3)	1,345
Other, net	150	514	—		664	201	629	—		830
Total Costs and Expenses	16,203	2,304	(128)		18,379	20,072	2,084	(172)		21,984
Income (loss) of Consolidated Group before Income Taxes	987	470	—		1,457	2,214	489	—		2,703
Income tax (expense) benefit	(226)	(110)	—		(336)	(458)	(136)	—		(594)
Equity in income (loss) of unconsolidated subsidiaries and affiliates	119	19	—		138	160	18	—		178
Net Income (loss)	880	379	—		1,259	1,916	371	—		2,287
(1)    Industrial Activities represents the enterprise without Financial Services. Industrial Activities includes the Company’s Agriculture and Construction segments, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.
(2)     Elimination of Financial Services’ interest income earned from Industrial Activities.
(3)    Elimination of Industrial Activities’ interest expense to Financial Services.

CNH INDUSTRIAL N.V.
Supplemental Balance Sheets as of December 31, 2024 and December 31, 2023
(Unaudited, U.S. GAAP)

	December 31, 2024					December 31, 2023
($ million)	Industrial Activities(1)	Financial Services	Eliminations		Consolidated	Industrial Activities(1)	Financial Services	Eliminations		Consolidated
Assets
Cash and cash equivalents	2,332	859	—		3,191	3,532	790	—		4,322
Restricted cash	89	586	—		675	96	627	—		723
Financing receivables, net	218	23,528	(661)	(2)	23,085	393	24,539	(683)	(2)	24,249
Receivables from Iveco Group N.V.	50	118	—		168	302	78	—		380
Inventories, net	4,713	63	—		4,776	5,522	23	—		5,545
Property, plant and equipment, net and equipment on operating lease	1,979	1,423	—		3,402	1,951	1,379	—		3,330
Intangible assets, net	4,643	162	—		4,805	4,739	167	—		4,906
Other receivables and assets	2,653	515	(337)	(3)	2,831	2,622	536	(346)	(3)	2,812
Total Assets	16,677	27,254	(998)		42,933	19,157	28,139	(1,029)		46,267
Liabilities and Equity
Debt	4,499	23,173	(790)	(2)	26,882	4,433	23,721	(828)	(2)	27,326
Payables to Iveco Group N.V.	4	58	—		62	6	140	—		146
Other payables and liabilities	7,151	1,278	(208)	(3)	8,221	9,357	1,489	(201)	(3)	10,645
Total Liabilities	11,654	24,509	(998)		35,165	13,796	25,350	(1,029)		38,117
Redeemable noncontrolling interest	55	—	—		55	54	—	—		54
Equity	4,968	2,745	—		7,713	5,307	2,789	—		8,096
Total Liabilities and Equity	16,677	27,254	(998)		42,933	19,157	28,139	(1,029)		46,267
(1)    Industrial Activities represents the enterprise without Financial Services. Industrial Activities includes the Company’s Agriculture and Construction segments, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.
(2)     This item includes the elimination of receivables/payables between Industrial Activities and Financial Services.
(3)    This item primarily represents the reclassification of deferred tax assets/liabilities in the same taxing jurisdiction and elimination of intercompany activity between Industrial Activities and Financial Services.

CNH INDUSTRIAL N.V.
Supplemental Statements of Cash Flows for the years ended December 31, 2024 and 2023
(Unaudited, U.S. GAAP)

	Year Ended December 31, 2024					Year Ended December 31, 2023
($ million)	Industrial Activities(1)	Financial Services	Eliminations		Consolidated	Industrial Activities(1)	Financial Services	Eliminations		Consolidated
Cash Flows from Operating Activities
Net income (loss)	880	379	—		1,259	1,916	371	—		2,287
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization expense excluding assets under operating lease	413	4	—		417	373	4	—		377
Depreciation and amortization expense of assets under operating lease	8	180	—		188	8	179	—		187
(Gain) loss from disposal of assets, net	11	—	—		11	10	—	—		10
Undistributed (income) loss of unconsolidated subsidiaries	291	(19)	(283)	(2)	(11)	(49)	(18)	(48)	(2)	(115)
Other non-cash items, net	63	266	—		329	92	81	—		173
Changes in operating assets and liabilities:
Provisions	(204)	—	—		(204)	908	3	—		911
Deferred income taxes	(38)	(69)	—		(107)	(439)	(96)	—		(535)
Trade and financing receivables related to sales, net	3	1,016	(4)	(3)	1,015	51	(2,325)	6		(2,268)
Inventories, net	472	315	—		787	(695)	436	—		(259)
Trade payables	(1,173)	(17)	4	(3)	(1,186)	(132)	(19)	(6)	(3)	(157)
Other assets and liabilities	(564)	34	—		(530)	94	202	—		296
Net cash provided (used) by operating activities	162	2,089	(283)		1,968	2,137	(1,182)	(48)		907
Cash Flows from Investing Activities
Additions to retail receivables	—	(8,227)	—		(8,227)	—	(8,069)	—		(8,069)
Collections of retail receivables	—	6,459	—		6,459	—	5,824	—		5,824
Proceeds from sale of assets excluding assets sold under operating leases	1	—	—		1	16	—	—		16
Expenditures for property, plant and equipment and intangible assets excluding assets under operating lease	(533)	(3)	—		(536)	(637)	(7)	—		(644)
Expenditures for assets under operating lease	(31)	(619)	—		(650)	(30)	(521)	—		(551)
Other	586	(431)	26		181	191	(677)	211		(275)
Net cash provided (used) by investing activities	23	(2,821)	26		(2,772)	(460)	(3,450)	211		(3,699)
Cash Flows from Financing Activities
Net increase (decrease) in debt	137	1,105	—		1,242	(910)	4,698	—		3,788
Dividends paid	(607)	(283)	283	(2)	(607)	(538)	(48)	48	(2)	(538)
Other	(702)	26	(26)		(702)	(652)	211	(211)		(652)
Net cash provided (used) by financing activities	(1,172)	848	257		(67)	(2,100)	4,861	(163)		2,598
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(220)	(88)	—		(308)	91	19	—		110
Net increase (decrease) in cash, cash equivalents and restricted cash	(1,207)	28	—		(1,179)	(332)	248	—		(84)
Cash, cash equivalents and restricted cash, beginning of year	3,628	1,417	—		5,045	3,960	1,169	—		5,129
Cash, cash equivalents and restricted cash, end of period	2,421	1,445	—		3,866	3,628	1,417	—		5,045
(1)    Industrial Activities represents the enterprise without Financial Services. Industrial Activities includes the Company’s Agriculture and Construction segments, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.
(2)     This item includes the elimination of dividends from Financial Services to Industrial Activities, which are included in Industrial Activities net cash used in operating activities.
(3)     This item includes the elimination of certain minor activities between Industrial Activities and Financial Services.

Other Supplemental Financial Information
(Unaudited)

Adjusted EBIT of Industrial Activities by Segment
	Three Months Ended December 31,		Year Ended December 31,
($ million)	2024	2023	2024	2023
Industrial Activities segments
Agriculture	244	635	1,470	2,636
Construction	18	62	169	238
Unallocated items, eliminations and other	(68)	(35)	(235)	(240)
Total Adjusted EBIT of Industrial Activities	194	662	1,404	2,634

Reconciliation of Consolidated Net Income under U.S. GAAP to Adjusted EBIT of Industrial Activities
	Three Months Ended December 31,		Year Ended December 31,
($ million)	2024	2023	2024	2023
Net Income	176	583	1,259	2,287
Less: Consolidated income tax expense	(89)	(58)	(336)	(594)
Consolidated income before taxes	265	641	1,595	2,881
Less: Financial Services
Financial Services Net Income	92	113	379	371
Financial Services Income Taxes	55	47	110	136
Add back of the following Industrial Activities items:
Interest expense of Industrial Activities, net of Interest income and eliminations	38	40	152	76
Foreign exchange (gains) losses, net of Industrial Activities	3	78	15	105
Finance and non-service component of Pension and other post-employment benefit costs of Industrial Activities (1)	8	6	10	4
Adjustments for the following Industrial Activities items:
Restructuring expenses	24	57	117	65
Other discrete items(2)	3	—	4	10
Total Adjusted EBIT of Industrial Activities	194	662	1,404	2,634
(1) In the three months ended December 31, 2024 and 2023 this item includes the pre-tax gain of $6 million and $6 million, respectively, as a result of the amortization over the 4 years of the $101 million positive impact from the 2021 U.S. healthcare plan modification. In the year ended December 31, 2024 and 2023 this item includes the pre-tax gain of $24 million and $24 million, respectively, as a result of the amortization over the 4 years of the $101 million positive impact from the 2021 U.S. healthcare plan modification.
(2) In the three months ended December 31, 2024 this item includes a loss of $2 million on the sale of certain non-core product lines. In the year ended December 31, 2024 this item includes a loss of $17 million on the sale of certain non-core product lines and a gain of $14 million for investment fair value adjustments. In the three months ended December 31, 2023 this item did not include any discrete items. In the year ended December 31, 2023 this item includes a loss of $23 million on the sale of the CNH Industrial Russia and CNH Capital Russia businesses, partially offset by a gain of $13 million for the fair value remeasurement of Augmenta and Bennamann.

Other Supplemental Financial Information
(Unaudited)

Reconciliation of Total (Debt) to Net Cash (Debt) under U.S. GAAP
	Consolidated		Industrial Activities		Financial Services
($ million)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Third party (debt)	(26,882)	(27,326)	(4,043)	(4,132)	(22,839)	(23,194)
Intersegment notes payable	—	—	(456)	(301)	(334)	(527)
Payable to Iveco Group N.V.	(62)	(146)	(4)	(6)	(58)	(140)
Total (Debt)(1)	(26,944)	(27,472)	(4,503)	(4,439)	(23,231)	(23,861)
Cash and cash equivalents	3,191	4,322	2,332	3,532	859	790
Restricted cash	675	723	89	96	586	627
Intersegment notes receivable	—	—	334	527	456	301
Receivables from Iveco Group N.V.	168	380	50	302	118	78
Other current financial assets(2)	—	—	—	—	—	—
Derivatives hedging debt	(37)	(41)	(29)	(34)	(8)	(7)
Net Cash (Debt)(3)	(22,947)	(22,088)	(1,727)	(16)	(21,220)	(22,072)
(1)    Total (Debt) of Industrial Activities includes Intersegment notes payable to Financial Services of $456 million and $301 million as of December 31, 2024 and December 31, 2023, respectively. Total (Debt) of Financial Services includes Intersegment notes payable to Industrial Activities of $334 million and $527 million as of December 31, 2024 and December 31, 2023, respectively.
(2)     This item includes short-term deposits and investments towards high-credit rating counterparties.
(3)     The net intersegment receivable/(payable) balance recorded by Financial Services relating to Industrial Activities was $122 million and $(226) million as of December 31, 2024 and December 31, 2023, respectively.

Reconciliation of Net Cash Provided (Used) by Operating Activities to Free Cash Flow of Industrial Activities under U.S. GAAP
Year Ended December 31,			Three Months Ended December 31,
2024	2023	($ million)	2024	2023
1,968	907	Net cash provided (used) by Operating Activities	1,692	1,515
(1,806)	1,230	Cash flows from Operating Activities of Financial Services, net of eliminations	(645)	481
5	9	Change in derivatives hedging debt of Industrial Activities and other	(7)	7
(31)	(30)	Investments in assets sold under operating lease assets of Industrial Activities	(4)	(4)
(533)	(637)	Investments in property, plant and equipment, and intangible assets of Industrial Activities	(204)	(240)
(4)	(263)	Other changes(1)	16	(129)
(401)	1,216	Free cash flow of Industrial Activities	848	1,630
(1)     This item primarily includes capital increases in intersegment investments and change in financial receivables.

Other Supplemental Financial Information
(Unaudited)

Reconciliation of Adjusted Net Income and Adjusted Income Tax (Expense) Benefit to Net Income (Loss) and Income Tax (Expense) Benefit and Calculation of Adjusted Diluted EPS and Adjusted ETR under U.S. GAAP

Year Ended December 31,			Three Months Ended December 31,
2024	2023	($ million)	2024	2023
1,259	2,287	Net income (loss)	176	583
97	53	Adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates (a)	20	53
(17)	(123)	Adjustments impacting Income tax (expense) benefit (b)	—	(113)
1,339	2,217	Adjusted net income (loss)	196	523
1,326	2,205	Adjusted net income (loss) attributable to CNH Industrial N.V.	193	522
1,260	1,350	Weighted average shares outstanding – diluted (million)	1,253	1,334
1.05	1.63	Adjusted diluted EPS ($)	0.15	0.39

1,457	2,703	Income (loss) of Consolidated Group before income tax (expense) benefit	241	577
97	53	Adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates (a)	20	53
1,554	2,756	Adjusted income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates (A)	261	630

(336)	(594)	Income tax (expense) benefit	(89)	(58)
(17)	(123)	Adjustments impacting Income tax (expense) benefit (b)	—	(113)
(353)	(717)	Adjusted income tax (expense) benefit (B)	(89)	(171)

22.7%	26.0%	Adjusted Effective Tax Rate (Adjusted ETR) (C=B/A)	34.1%	27.1%

		a) Adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates
118	67	Restructuring expenses	24	59
(24)	(24)	Pre-tax gain related to the 2021 modification of a healthcare plan in the U.S.	(6)	(6)
—	17	Loss on sale of Industrial Activities, Russia Operations	—	—
—	6	Loss on sale of Financial Services, Russia Operations	—	—
17	—	Sales of certain non-core product lines	2	—
(14)	(13)	Investment fair value adjustments	—	—
97	53	Total	20	53

		b) Adjustments impacting Income tax (expense) benefit
(23)	(24)	Tax effect of adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates	(6)	(14)
6	(99)	Adjustment to valuation allowances on deferred tax assets	6	(99)
(17)	(123)	Total	—	(113)

Other Supplemental Financial Information
(Unaudited)

Revision of Prior Period Financial Statements: In connection with the preparation of our condensed consolidated financial statements for the three months ended September 30, 2024, we had revised prior periods’ results to reflect an immaterial correction for the accounting treatment related to highly inflationary accounting for our unconsolidated affiliate in Türkiye. CNH owns 37.5% of TürkTraktör ve Ziraat Makineleri A.S. (TTRAK.IS) and accounts for its ownership stake under the equity method. The functional currency of Türkiye-based TürkTraktör is the Turkish lira, and the Türkiye economy was deemed highly inflationary in 2022. CNH determined that its translation criteria from Turkish lira into CNH’s functional currency of U.S. dollars resulted in an overstatement of CNH’s Equity in income of unconsolidated subsidiaries and affiliates by $96 million in 2023 and by $67 million in the first half of 2024. Impacts in 2022 were included in the 2023 amount. We have revised our GAAP and Non-GAAP results for all prior periods presented herein.

The prior period impacts to the Company’s consolidated statements of operations and the related impacts to the statements of consolidated comprehensive income are as follows.

	Three Months Ended December 31, 2023			Twelve Months Ended December 31, 2023
($ million, except EPS)	Previously Reported	Revision Impacts	As Revised	Previously Reported	Revision Impacts	As Revised
Income (loss) of Consolidated Group before Income Taxes	$577	$—	$577	$2,703	$—	$2,703
Income tax expense	(58)	—	(58)	(594)	—	(594)
Equity in income of unconsolidated subsidiaries and affiliates	98	(34)	64	274	(96)	178
Net income (loss)	617	(34)	583	2,383	(96)	2,287
Net income (loss) attributable to noncontrolling interests	1	—	1	12	—	12
Net income (loss) attributable to CNH Industrial N.V.	$616	$(34)	$582	$2,371	$(96)	$2,275

Earnings per share attributable to common shareholders
Basic	$0.47	$(0.03)	$0.44	$1.78	$(0.07)	$1.71
Diluted	$0.46	$(0.02)	$0.44	$1.76	$(0.07)	$1.69

The prior period impacts to the Company's Consolidated Balance Sheets are as follows:

	December 31, 2023
($ million)	Previously Reported	Revision Impacts	As Revised
Assets
Investments in unconsolidated subsidiaries and affiliates(1)	563	(84)	479
Total Assets	$46,351	$(84)	$46,267
Liabilities and Equity
Total Liabilities	38,117	—	38,117
Redeemable equity	54	—	54
Retained earnings	9,750	(96)	9,654
Accumulated other comprehensive loss	(2,374)	12	(2,362)
Total Equity	8,180	(84)	8,096
Total Liabilities and Equity	$46,351	$(84)	$46,267
(1) Included in Other Receivables and Assets on the Consolidated Balance Sheets.

Other Supplemental Financial Information
(Unaudited)

The prior period impacts to the Company's Consolidated Statement of Cash Flows are as follows:

	Twelve Months Ended December 31, 2023
($ million)	Previously Reported	Revision Impacts	As Revised
Cash Flows from Operating Activities
Net Income (loss)	$2,383	$(96)	$2,287
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Undistributed income of unconsolidated subsidiaries	(211)	96	(115)
Net cash provided (used) by operating activities	$907	$—	$907

Other Supplemental Financial Information
(Unaudited)

($ million, except EPS)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023	Q1 2024	Q2 2024	H1 2024

Equity in income of unconsolidated subsidiaries and affiliates
As reported	$33	$64	$79	$98	$274	$77	$79	$156
Revision impacts	(15)	(17)	(30)	(34)	(96)	(33)	(34)	(67)
As revised	$18	$47	$49	$64	$178	$44	$45	$89

Net income (loss)
As reported	$486	$710	$570	$617	$2,383	$402	$438	$840
Revision impacts	(15)	(17)	(30)	(34)	(96)	(33)	(34)	(67)
As revised	$471	$693	$540	$583	$2,287	$369	$404	$773

Net income (loss) attributable to CNH Industrial N.V.
As reported	$482	$706	$567	$616	$2,371	$401	$433	$834
Revision impacts	(15)	(17)	(30)	(34)	(96)	(33)	(34)	(67)
As revised	$467	$689	$537	$582	$2,275	$368	$399	$767

Earnings per share attributable to CNH Industrial N.V. - Basic
As reported	$0.36	$0.53	$0.43	$0.47	$1.78	$0.32	$0.34	$0.66
Revision impacts	(0.01)	(0.02)	(0.03)	(0.03)	(0.07)	(0.03)	(0.02)	(0.05)
As revised	$0.35	$0.51	$0.40	$0.44	$1.71	$0.29	$0.32	$0.61

Earnings per share attributable to CNH Industrial N.V. - Diluted
As reported	$0.35	$0.52	$0.42	$0.46	$1.76	$0.31	$0.34	$0.66
Revision impacts	(0.01)	(0.01)	(0.02)	(0.02)	(0.07)	(0.02)	(0.02)	(0.05)
As revised	$0.34	$0.51	$0.40	$0.44	$1.69	$0.29	$0.32	$0.61

Adjusted net income(1)
As reported	$475	$711	$570	$557	$2,313	$421	$485	$906
Revision impacts	(15)	(17)	(30)	(34)	(96)	(33)	(34)	(67)
As revised	$460	$694	$540	$523	$2,217	$388	$451	$839

Adjusted diluted EPS(1)
As reported	$0.35	$0.52	$0.42	$0.42	$1.70	$0.33	$0.38	$0.71
Revision impacts	(0.01)	(0.01)	(0.02)	(0.03)	(0.07)	(0.03)	(0.03)	(0.05)
As revised	$0.34	$0.51	$0.40	$0.39	$1.63	$0.30	$0.35	$0.66

Adjusted EBIT of Industrial Activities(1)
As reported	$555	$822	$657	$696	$2,730	$405	$536	$941
Revision impacts	(15)	(17)	(30)	(34)	(96)	(33)	(34)	(67)
As revised	$540	$805	$627	$662	$2,634	$372	$502	$874

Adjusted EBIT margin of Industrial Activities(1)
As reported	11.6%	13.8%	12.3%	11.6%	12.4%	9.8%	11.2%	10.5%
Revision impacts	(0.3)%	(0.3)%	(0.5)%	(0.6)%	(0.5)%	(0.8)%	(0.7)%	(0.7)%
As revised	11.3%	13.5%	11.8%	11.0%	11.9%	9.0%	10.5%	9.8%

Other Supplemental Financial Information
(Unaudited)

($ million)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023	Q1 2024	Q2 2024	H1 2024

Adjusted EBIT of Agriculture(1)
As reported	$570	$821	$672	$669	$2,732	$421	$536	$957
Revision impacts	(15)	(17)	(30)	(34)	(96)	(33)	(34)	(67)
As revised	$555	$804	$642	$635	$2,636	$388	$502	$890

Adjusted EBIT Margin of Agriculture(1)
As reported	14.5%	16.8%	15.3%	13.5%	15.1%	12.5%	13.7%	13.1%
Revision impacts	(0.4)%	(0.4)%	(0.7)%	(0.7)%	(0.6)%	(1.0)%	(0.9)%	(0.9)%
As revised	14.1%	16.4%	14.6%	12.8%	14.5%	11.5%	12.8%	12.2%
(1) This is a non-GAAP financial measure. See reconciliation to the most comparable U.S. GAAP financial measure below.

The following table includes the reconciliation of Adjusted EBIT for Industrial Activities to net income, the most comparable U.S. GAAP financial measure:

($ million)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023	Q1 2024	Q2 2024	H1 2024

Net Income (loss) - as reported	$486	$710	$570	$617	$2,383	$402	$438	$840
Revision impacts	(15)	(17)	(30)	(34)	(96)	(33)	(34)	(67)
Net income (loss) - as revised	471	693	540	583	2,287	369	404	773
Less: Consolidated income tax expense	(173)	(192)	(171)	(58)	(594)	(77)	(95)	(172)
Consolidated income before taxes	644	885	711	641	2,881	446	499	945
Less: Financial Services
Financial Services Net Income	78	94	86	113	371	118	91	209
Financial Services Income Taxes	29	26	34	47	136	19	23	42
Add back of the following Industrial Activities items:
Interest expense of Industrial Activities, net of Interest income and eliminations	4	22	10	40	76	32	46	78
Foreign exchange (gains) losses, net of Industrial Activities	6	—	21	78	105	—	4	4
Finance and non-service component of Pension and other post-employment benefit costs of Industrial Activities	(1)	(1)	—	6	4	1	1	2
Adjustments for the following Industrial Activities items:
Restructuring expenses	1	2	5	57	65	30	51	81
Other discrete items	(7)	17	—	—	10	—	15	15
Total Adjusted EBIT of Industrial Activities	$540	$805	$627	$662	$2,634	$372	$502	$874

Other Supplemental Financial Information
(Unaudited)

The following table includes the reconciliation of adjusted net income to net income, the most comparable U.S. GAAP financial measure and a calculation of the revised adjusted diluted EPS:

($ million, except EPS)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023	Q1 2024	Q2 2024	H1 2024

Net income (loss) - as reported	$486	$710	$570	$617	$2,383	$402	$438	$840
Revision impacts	(15)	(17)	(30)	(34)	(96)	(33)	(34)	(67)
Net income (loss) - as revised	471	693	540	583	2,287	369	404	773
Adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates	(12)	13	(1)	53	53	25	60	85
Adjustments impacting Income tax (expense) benefit	1	(12)	1	(113)	(123)	(6)	(13)	(19)
Adjusted net income (loss)	460	694	540	523	2,217	388	451	839

Adjusted net income (loss) attributable to CNH Industrial N.V. - as reported	471	707	567	556	2,301	420	480	900
Revision impacts	(15)	(17)	(30)	(34)	(96)	(33)	(34)	(67)
Adjusted net income (loss) attributable to CNH Industrial N.V. - as revised	$456	$690	$537	$522	$2,205	$387	$446	$833
Weighted average shares outstanding – diluted (million)	1,359	1,355	1,351	1,334	1,350	1,274	1,260	1,267
Adjusted diluted EPS ($)	$0.34	$0.51	$0.40	$0.39	$1.63	$0.30	$0.35	$0.66